UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2006 (December 13, 2006)

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 13, 2006, the Compensation Committee of the Board of Directors of Universal Compression Holdings, Inc. (“Universal”) (1) ratified and approved the grant of Unit Appreciation Rights (“UARs”) to certain individuals, including those named executive officers set forth in the table below and (2) authorized and approved the terms and provisions of the form of UARs grant.  Subject to the occurrence of events such as disability, death, other terminations or change of control, the UARs will vest and become exercisable on January 1, 2009.  The expiration date for the UARs is March 15, 2010.

Upon exercise of an UAR, the grantees listed below are entitled to receive a payment from Universal in cash equal to the excess of the fair market value of a common unit of Universal Compression Partners, L.P. (a “Common Unit”) on the date of exercise over $25.94, which was the fair market value of a Common Unit as of December 13, 2006.

Name	Number of UARs Granted

Stephen A. Snider	85,714
J. Michael Anderson	64,286
Ernie L. Danner	64,286
Kirk E. Townsend	42,857
D. Bradley Childers	42,857

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: December 19, 2006
	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer